Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of Celyad S.A. of our report dated March 31, 2015 relating to the consolidated financial statements of Celyad S.A., formerly known as Cardio3 Biosciences S.A., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers Reviseurs d’Entreprises sccrl

Liège, Belgium

May 18, 2015

/s/ Patrick Mortroux